Exhibit 99.1

MDC PARTNERS INC.

SCHEDULE OF CURRENT AND POTENTIAL MARKETING

COMMUNICATIONS COMPANY OWNERSHIP

	% Owned at	Year of Initial	Put/Call Options
Company	6/30/13	Investment	2013	Thereafter
			(See Notes)
Consolidated:
Strategic Marketing Services
72andSunny	51.0%	2010	—	Note 1
Allison & Partners	51.0%	2010	—	Note 2
Anomaly	60.0%	2011	—	Note 3
Attention	60.8%	2009	—	Note 4
Bruce Mau Design	100.0%	2004	—	Note 5
Capital C Partners	84.4%	2010	—	Note 6
Colle + McVoy	95.0%	1999	100.0%	Note 7
Concentric Partners	70.0%	2011	—	Note 8
Crispin Porter + Bogusky	100.0%	2001	—	Note 9
Hello Design	49.0%	2004	—
Doner	30.0%	2012	70.0%	Note 10
Dotbox	100.0%	2012	—
henderson bas kohn	100.0%	2004	—	Note 11
HL Group Partners	93.8%	2007	—
kirshenbaum bond senecal + partners	100.0%	2004	—	Note 12
The Media Kitchen	100.0%	2010	—
Varick Media Management	100.0%	2010	—
Kwittken	60.0%	2010	—	Note 13
Laird + Partners	65.0%	2011	—	Note 14
Mono Advertising	49.9%	2004	70.0%	Note 15
Redscout	100.0%	2007	—
Sloane & Company	70.0%	2010	—	Note 16
Union	70.0%	2013	—	Note 17
Veritas	95.0%	1993	96.0%	Note 18
Vitro	81.6%	2004	—	Note 19
Yamamoto	100.0%	2000	—
Performance Marketing Services
6degrees Communications	66.3%	1993	77.3%	Note 20
Accent	100.0%	1999	—
AIC Publishing	51.0%	2011	—
Boom Marketing	85.0%	2005	—
Bryan Mills Iradesso	62.8%	1989	100.0%	Note 21
Computer Composition	100.0%	1988	—
Integrated Media Solutions	100.0%	2010	—
Kenna Communications	80.0%	2010	—	Note 22
Maxxcom Global Media	100.0%	2012	—
Northstar Research Partners	91.8%	1998	100.0%	Note 23
Relevent	60.0%	2010	—
RJ Palmer	100.0%	2011	—
Source Marketing	91.0%	1998	—	Note 24
Communifx	100.0%	2010	—	Note 25
TargetCast	70.0%	2012	—	Note 26
TargetCom	100.0%	2000	—
TEAM	100.0%	2010	—
Trade X	75.0%	2011	—	Note 27

Notes

(1)	MDC has the right to increase its ownership interest in 72andSunny Partners LLC through acquisition of an incremental interest of up to 100% in 2016.

(2)	MDC has the right to increase its ownership interest in Allison & Partners LLC through acquisition of an incremental interest, and other holders have the right to put only upon termination to MDC the same incremental interest up to 100% of this entity in 2015.

(3)	MDC has the right to increase its ownership interest in Anomaly Partners LLC through acquisition of an incremental interest of up to 100% in 2015.

(4)	Attention Partners LLC is owned by HL Group Partners, LLC. HL Group Partners, LLC has the right to increase its ownership in Attention Partners, LLC through acquisitions of incremental interests, and the other interest holders has the right to put to HL Group Partners, LLC the same incremental interests up to 100% only upon termination.

(5)	Effective January 24, 2013, MDC owns 100% of the equity interests of each of Bruce Mau Holdings Ltd. And Bruce Mau Design (USA) LLC.

(6)	MDC has the right to increase its ownership interest in Capital C Partners LP through acquisition of an incremental interests, up to 90% in 2015, and up to 100% in 2017.

(7)	MDC has the right to increase its economic ownership in Colle + McVoy, LLC through acquisition of an incremental interest, and the other interest holder has the right to put to MDC the same incremental interest, up to 100% of this entity in 2013.

(8)	MDC has the right to increase its ownership in Concentric Partners LLC through acquisition of an incremental interest of up to 100% in 2016.

(9)	Includes Crispin Porter & Bogusky LLC, and certain other domestic and international operating subsidiaries.

(10)	MDC has the right to increase its ownership in Doner Partners LLC through conversion of preferred interests and/or acquisitions of incremental interests, up to 70% of this entity in 2013 and up to 100% in 2017.

(11)	Effective June 13, 2012, MDC increased its economic ownership in henderson bas kohn to 100%. Effective January 1, 2013, MDC merged the operations into Kenna Communications LP.

(12)	Consists of Kirshenbaum Bond Senecal + Partners LLC, Kwittken PR LLC, Varick Media Management LLC, certain other domestic and international operating subsidiaries, and The Media Kitchen, a division of kirshenbaum bond senecal + partners.

(13)	MDC has the right to increase its ownership in Kwittken PR LLC through acquisitions of incremental interests, up to 100% of this entity in 2015.

(14)	MDC has the right to increase its ownership in Laird + Partners New York LLC through acquisition of an incremental interest of up to 100% in 2016.

(15)	MDC has the right to increase its ownership in Mono Advertising, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 70.0% in 2013 and up to 75.0% in 2014.

(16)	MDC has the right to increase its ownership interest in Sloane & Company LLC through acquisition of incremental interests, and other interest holders have the right to put to MDC the same incremental interests up to 100% in 2015.

(17)	MDC has the right to increase its ownership in Union Advertising Canada, LP through acquisition of incremental interests, up to 80% of this entity in 2018, 90% in 2019, and 100% in 2020.

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(18)	MDC has the right to increase its ownership in Veritas Communications Inc. through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests, up to 96% of this entity in 2013, up to 98.3% in 2014 and 100% in 2015.

(19)	Effective January 1, 2012, Vitro Robertson, LLC and Skinny NYC, LLC were combined into a new entity Vitro Partners, LLC. MDC has the right to increase its ownership in Vitro Partners, LLC through acquisition interests, and other interest holders have the right to put to MDC the same incremental interests up to 88.1% of this entity in 2015, and up to 100% in 2017.

(20)	Subject to certain conditions, MDC has the right to increase its ownership in 6degrees Integrated Communications Corp. through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests up to 77.3% of this entity in 2013.

(21)	MDC has the right to increase its ownership in Bryan Mills Iradesso, Corp. through acquisition of an incremental interest, and the other interest holders have the right to put to MDC the same incremental interest, up to 100% of this entity in 2013.

(22)	MDC has the right to increase its ownership interest in Kenna Communications LP through acquisition of an incremental interest, up to 100% in 2015.

(23)	The Northstar Research Partners Group consists of Northstar Research Holdings USA LP and Northstar Research Holdings Canada Inc. MDC has the right to increase its ownership in Northstar Research Canada through acquisitions of incremental interests, and the other holders have the right to put to MDC the same incremental interests, up to 100% of this entity in 2013.

(24)	MDC has the right to increase its ownership in Source Marketing, LLC through acquisitions of incremental interests, and the other interest holders have the right to put to MDC the same incremental interests up to 100% in 2015.

(25)	Effective April 1, 2012, MDC increased its ownership interest in Communifx Partners to 100%. In addition, MDC has merged the operations into Source Marketing, LLC.

(26)	MDC has the right to increase its ownership in TargetCast LLC through acquisitions of incremental interests of up to 75% of this entity in 2015, 80% in 2016, and 100% in 2017.

(27)	MDC has the right to increase its ownership interest in Trade X Partners LLC through acquisitions of incremental interests up to 100% in 2015.